EXHIBIT 16




                  COOPERS & LYBRAND L.L.P.
                   2400 Eleven Penn Center
                Philadelphia, PA  19103-2962
                  telephone (215) 963-8000
                  facsimile (215) 963-8700






November 10, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Acorn Venture Capital
Corporation (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of 8-K, as part of the Company's form 8-K report for the month of November, 1997. We agree with the statement concerning our Firm in such Form 8-K.

Very truly yours,

Coopers & Lybrand L.L.P.
________________________
Coopers & Lybrand L.L.P.